UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES ACT OF 1934
(AMENDMENT No.__)

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[X] Preliminary proxy statement
[ ] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting materials pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

Imaging Diagnostic Systems, Inc.
(Name of Registrant as Specified in its Charter)

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[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
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Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules
14a-6(i)(4) and 0-11.

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transaction applies:______________________
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transaction applies:______________________
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[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as
provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:___________________

(2) Form, Schedule or Registration Statement No.:_____________

(3) Filing Party:________________

(4) Date Filed: September___, 2006

IMAGING DIAGNOSTIC SYSTEMS, INC.
6531 NW 18th Court
Plantation, Florida 33313

September___, 2006

Dear Fellow Shareholder,

We cordially invite you to attend our Annual Meeting of Shareholders of Imaging Diagnostic Systems, Inc., (“IDSI”) at 9:00 AM local time on November___, 2006, at 6531 NW 18th Court, Plantation, Florida, and we are asking for your participation. You do not need to attend the meeting to participate. However, it is important that you take a few minutes to read the enclosed material and then vote your shares.

In February 2005 we asked for, and subsequently received your approval to increase the number of authorized IDSI common stock shares. At that time we anticipated that revenues would have been a significant source of cash by now but commercialization has continued to be slower than expected.

The commercial efforts in China have not met our expectations primarily because reimbursement for the CTLM® procedure was not granted in a timely fashion although we expect it any day. We also enhanced our China commercialization efforts by establishing a Representative Office in Beijing and staffing it for direct support of service, marketing and distributor management.

IDSI has, however, made good progress on other initiatives in the last 12 months as recounted in our September 2006 10-K filing. We have begun collecting PMA clinical cases at several sites in the U.S. Cases are being collected with the latest version of the CTLM® system. In addition to this U.S. effort we have logged over 7,000 breast studies globally.

To garner the maximum shareholder value we recently licensed LILA technology to a company in the small animal imaging markets. As we stated in 2004, IDSI’s main focus is on human breast scanning and women’s health opportunities. The LILA developments in small animal scanning can be best realized in the hands of a company with experience in those markets. As announced, IDSI will receive an up-front payment and could receive substantial royalties as products become commercialized.

We have depended on shareholders to support the Company since its inception. We had hoped that the shares previously authorized could have met our funding needs, but without more cash from commercialization and given that the stock share price has held at much lower levels than we anticipated, we will require additional authorized shares to fund IDSI in its normal course of business and to provide reasonable strategic reserves.

In this regard, we are asking our shareholders to approve a proposal to amend our Articles of Incorporation to increase the authorized common stock from 300,000,000 to 450,000,000 shares. I have confidence in your continued support by voting in favor of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS APPROVING THIS PROPOSAL.

Your vote is important and I urge you to vote your shares by proxy, whether or not you plan to attend the meeting. After you read this proxy statement, please indicate on the proxy card the manner in which you want to have your shares voted. Then date, sign and mail the proxy card in the postage-paid envelope that is provided. If you sign and return your proxy card without indicating your choice, it will be understood that you wish to have your shares voted in accordance with the recommendations of the Board of Directors.

Sincerely,

/s/ T. B. Hansen
Timothy B. Hansen
Chief Executive Officer

IMAGING DIAGNOSTIC SYSTEMS, INC.
6531 NW 18th Court
Plantation, Florida 33313

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on November _____, 2006

TO THE SHAREHOLDERS OF IMAGING DIAGNOSTIC SYSTEMS, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Imaging Diagnostic Systems, Inc., a Florida corporation (the “Company”), will be held on ____day, November____, 2006, at 9:00 A.M. at our corporate offices, located at 6531 NW 18th Court, Plantation, Florida, for the following purposes:

1.	To elect six directors until the next annual meeting;

2.	To approve a proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock, no par value, from 300,000,000 to 450,000,000;

3.	To ratify the appointment by the Board of Directors of Sherb & Co., LLP as independent auditors of the Company for the fiscal year ending June 30, 2007; and

4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on Thursday, September 7, 2006 as the record date. Only shareholders of record at the close of business on that date may vote at the meeting and any adjournment or postponement thereof.

By Order of the Board of Directors

/s/ Allan L. Schwartz
Allan L. Schwartz, Secretary

Plantation, Florida
October___, 2006

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY SHAREOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE RETURNED A PROXY. PLEASE NOTE, HOWEVER, THAT IF A BROKER, BANK OR OTHER NOMINEE HOLDS YOUR SHARES OF RECORD AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

IMAGING DIAGNOSTIC SYSTEMS, INC.
6531 NW 18th Court
Plantation, Florida 33313

PROXY STATEMENT
FOR THE ANNUAL MEETIING OF SHAREHOLDERS
To Be Held on November___, 2006

INFORMATION CONCERNING SOLICITATION AND VOTING

WHY AM I RECEIVING THESE MATERIALS?

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Imaging Diagnostic Systems, Inc. (the “Company” or “IDSI”) for the Annual Meeting of Shareholders to be held on ______day, November___, 2006, at 9:00 A.M. at our corporate offices, located at 6531 NW 18th Court, Plantation, Florida, or any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Company intends to mail this Proxy Statement and the accompanying proxy card on or about September _____, 2006 to all shareholders entitled to vote at the Annual Meeting.

WHO CAN VOTE AT THE ANNUAL MEETING?

Only shareholders of record at the close of business on Thursday, September 7, 2005 (the “Record Date”), are entitled to receive notice of and to vote at the annual meeting. On the Record Date, there were outstanding 247,676,633 shares of Common Stock.

WHO CAN ATTEND THE ANNUAL MEETING?

All shareholders as of the record date, or their duly appointed proxies, may attend the annual meeting. Seating will begin at 8:30 AM and the meeting will commence at 9:00 AM. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of your brokerage statement reflecting your stock ownership as of the record date and check in at the registration table at the meeting.

WHAT AM I VOTING ON?

There are three matters scheduled for a vote:

•	Election of six directors
•	Approval of a proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock, no par value, from 300,000,000 to 450,000,000.
•	Ratification of Sherb & Co., LLP as independent auditors of the Company for its fiscal year ending June 30, 2007.

HOW DO I VOTE?

You may either vote “For” or “Withhold” for each of the nominees to the Board of Directors. You may vote “For” or “Against” or “Abstain” for approval of an amendment to the Articles of Incorporation to increase the number of authorized shares of common stock from 300,000,000 shares to 450,000,000 shares. For the ratification of the independent Auditors, you may vote “For” or “Against” or “Abstain” from voting.

The procedures for voting are as follows:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.
•
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from IDSI. Simply complete and mail the proxy card to ensure that your vote is counted.

A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ web site at (www.proxyvote.com). To vote in person at the meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Votes submitted via the Internet or by telephone must be received by 11:59 P.M., Eastern Time, on November____, 2006; submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the annual meeting.

The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. Please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

HOW MANY VOTES DO I HAVE?

On each matter to be voted upon, you have one vote for each share of common stock you own as of September 7, 2006.

WHAT IF I RETURN A PROXY CARD BUT DO NOT MAKE SPECIFIC CHOICES?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted: (i) “For” the election of all six nominees for director; (ii) “For” approval of a proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock, no par value, from 300,000,000 to 450,000,000 and (iii) “For” the ratification of Sherb & Co., LLP as independent auditors of the Company for its fiscal year ending June 30, 2007. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

WHO IS PAYING FOR THIS PROXY SOLICITATION?

We will pay the entire cost of the solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, e-mail, telegram or personal solicitation by directors, officers, or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services, but our transfer agent Jersey Transfer & Trust Co. will be paid a fee if it renders solicitation services.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

CAN I CHANGE MY VOTE AFTER SUBMITTING MY PROXY?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.
•	You may send a written notice that you are revoking your proxy to IDSI’s Secretary at 6531 NW 18th Court, Plantation, FL 33313.
•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

WHEN ARE SHAREHOLDER PROPOSALS DUE FOR NEXT YEAR’S ANNUAL MEETING?

The deadline for submitting a shareholder proposal for inclusion in the Company’s proxy statement and form of proxy for our next annual meeting of shareholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is May___, 2007. Shareholders wishing to submit a proposal or director nomination at the Company’s next annual meeting must notify the Company of such proposals or nominations in writing to the Secretary of the Company not less than one hundred twenty (120) calendar days in advance of the anniversary date of this proxy statement, or by May____, 2007.

HOW ARE VOTES COUNTED?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions).

Discretionary items are proposals considered routine on which your broker may vote shares held in street name in the absence of your voting instructions.

On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?

For the election of directors, Proposal No. 1, the six nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Abstentions and broker non-votes are not counted for purposes of the election of a director.

To be approved, Proposal No. 2, to amend the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock, no par value, from 300,000,000 to 450,000,000 must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

To be approved, Proposal No. 3, the ratification of Sherb & Co., LLP as independent auditors of the Company for its fiscal year ending June 30, 2007, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

WHAT CONSTITUTES A QUORUM?

The presence in person or by proxy of the holders of a majority of the outstanding common stock will constitute a quorum. A quorum is necessary to transact business at the Annual Meeting. As of the record date the shareholders held a total of 247,676,633 votes. As such, holders of at least 123,838,317 shares (i.e., a majority) must be present at the meeting, in person or by proxy, to obtain a quorum.

Shares of common stock represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s quarterly report on Form10-Q for the first quarter ending September 30, 2006.

HOW CAN I OBTAIN COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K?

You may view and print the annual report on Form 10-K at www.sec.gov or you may request a copy, free of charge, by written request to the Company, Attn: Secretary at 6531 NW 18th Court, Plantation, FL 33313.

SHARE OWNERSHIP BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table shows the beneficial ownership, including shares subject to options, of our common stock as of September 21, 2006 regarding:

•	each person that we know of who beneficially owns more than 5% of the outstanding shares of our common stock,
•	each current director and executive officer, and
•	all executive officers and directors as a group.

Name of	Number of Shares Owned	% of Outstanding
Beneficial Owner	Beneficially (1)(2)	Shares of Common Stock

Linda B. Grable	19,660,274(3)	7.8%

Timothy B. Hansen	1,850,000(4)	0.7%

Allan L. Schwartz	6,988,852(5)	2.8%

Deborah O’Brien	1,035,000(6)	0.4%

Sherman Lazrus	650,000(7)	0.3%

Patrick J. Gorman	1,416,160(8)	0.6%

Edward Rolquin	610,000(7)	0.2%

Jay S. Bendis	665,000(7)	0.3%

All officers and directors	13,215,012(9)	5.3%
as a group (7 persons)

All beneficial owners	32,875,286(10)	13.1%
Listed above (8 persons)

(1)
Except as indicated in the footnotes to this table, based on information provided by such persons, the persons named in the table above have sole voting power and investment power with respect to all shares of common stock shown beneficially owned by them.

(2)
Percentage of ownership is based on 252,127,672 shares of common stock outstanding as of September 21, 2006 plus each person’s options that are exercisable within 60 days. Shares of common stock subject to stock options that are exercisable within 60 days as of September 21, 2006 are deemed outstanding for computing the percentage of that person and the group.

(3)	Based on the last filing of record includes 3,250,000 shares subject to options and 16,410,274 shares owned by Linda B. Grable. Ms. Grable retired on April 15, 2004.
(4)	Mr. Hansen was issued 100,000 restricted shares pursuant to his employment agreement dated July 8, 2004. Includes 1,750,000 shares subject to options.
(5)	Includes 2,600,000 shares subject to options and 9,000 shares owned by the wife of Allan L. Schwartz, Carolyn Schwartz, of which he disclaims beneficial ownership.
(6)	Includes 525,000 shares subject to options.

(7)	Includes 650,000 shares of options owned by Sherman Lazrus, 600,000 shares of options owned by Edward Rolquin and 600,000 shares of options owned by Jay S. Bendis.

(8)	Includes 650,000 shares subject to options and 183,356 shares owned by the wife of Patrick J. Gorman, Diana Gorman, of which he disclaims beneficial ownership.

(9)
Includes 7,375,000 shares subject to options held by, Timothy Hansen, Allan Schwartz, Deborah O’Brien, Sherman Lazrus, Patrick J. Gorman, Edward Rolquin and Jay S. Bendis. Also includes 9,000 shares owned by the wife of Allan L. Schwartz, Carolyn Schwartz, of which he disclaims beneficial ownership and 183,356 shares owned by the wife of Patrick J. Gorman, Diana Gorman, of which he disclaims beneficial ownership.

(10)	Includes all of the shares in footnote 9 plus 3,250,000 shares subject to options held by Linda B. Grable.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires that the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 2006, its officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

PROPOSAL 1

ELECTION OF DIRECTORS
The following table sets forth certain information concerning nominee directors.

Name*	Age	Position	Year Elected or Appointed

Tim Hansen	62	Chief Executive Officer and Director	2004

Allan L. Schwartz	64	Executive Vice-President, Chief	1994
		Financial Officer and Director

Sherman Lazrus	73	Director	2002

Patrick J. Gorman	52	Director	2003

Edward Rolquin	77	Director	2003

Jay S. Bendis	59	Director	2003

Allan Schwartz is one of the co-founders and as such may be deemed "promoter" and "parent" as defined in the Rules and Regulations promulgated under the Securities Act. Directors serve until the next meeting of shareholders. Officers serve at the pleasure of the Board of Directors.

We have adopted a Code of Ethics pursuant to Section 406 of the Sarbanes-Oxley Act of 2002 that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

NOMINEES

Tim Hansen

Tim Hansen was appointed our Chief Executive Officer and a Director of the Company by the Board of Directors in July 2004. Prior to his appointment as CEO and Director of IDSI, Mr. Hansen served as General Manager of Radiation Management Services, a business of Cardinal Health, Inc. (NYSE:CAH) of Dublin, Ohio from January 2002 to July 2004. From August 2001 to January 2002 he served as the President of Syncor Radiation Management in Cleveland, Ohio, a division of Syncor International Corporation (NASDAQ:SCOR) of Woodland Hills, CA. Cardinal Health acquired Syncor in January 2003. From April 2000 to August 2001 Mr. Hansen was a consultant to Inovision, LLC serving as President of Inovision Radiation Measurements in Cleveland, Ohio. He also served as President of Cleaner Foods, Inc. of Cleveland, OH and a Director of Kliniki St. Paul of Warsaw, Poland from March 2000 to August 2001. From 1982 to 2000 Mr. Hansen held several high-level executive positions with Picker International, Inc. of Cleveland, Ohio. From 1999 to 2000 he served as President of Picker Medical Systems, a leading manufacturer of diagnostic imaging systems including CT and MRI scanners, nuclear medicine imagers and X-Ray systems. Picker International was a wholly owned subsidiary of G.E.C. plc/Marconi Medical Systems with $1.6 billion in annual sales. Philips Medical Systems acquired Marconi in October 2001. Prior to Picker, Mr. Hansen was Vice President of Sales, Service and Marketing for Xonics Medical Systems, Inc. of Des Plaines, IL; National Sales Manager, Manager, Business Planning and Marketing Manager, X-Ray and CT for General Electric Medical Systems of Milwaukee, WI; and Regional Sales Manager for Smith Kline Instruments, a subsidiary of Smith Kline and French. Mr. Hansen holds a Bachelor of Science degree in Economics from the University of Wisconsin-Milwaukee.

Allan L. Schwartz

Mr. Schwartz is Executive Vice-President and Chief Financial Officer of the Company and is responsible for its financial affairs. He has a wide range of management, marketing, field engineering, construction, and business development experience. Prior to joining the Company as a founder in 1993, he developed the Chronometric Trading System for analyzing stock market trends using neural networks and developed pre-engineered homes for export to Belize, Central America for S.E. Enterprises of Miami, Florida. In 1991 he formed Tron Industries, Inc. for the development of low-voltage neon novelty items and self-contained battery powered portable neon. He is a graduate of C.W. Post College of Long Island University with a B.S. in Business Administration. Previous innovations by Mr. Schwartz before relocating to Florida have included the use of motion detection sensors in commercial burglar alarm systems for Tron-Guard Security Systems. Inc. and the use of water reclamation systems with automatic car wash equipment. Mr. Schwartz has been a Director and Officer of the Company since its inception.

Sherman Lazrus

Mr. Lazrus has been a Director since December 2002 and serves as a member of the Compensation Committee. On April 15, 2004, the Board of Directors appointed him Co-Chairman of the Board. He has enjoyed a distinguished career with nearly 40 years’ experience in government and private sector health care and health care finance. He is currently a member of Diasys Corporation (DYXC) Board of Directors. From December 1998 to August 2006, Mr. Lazrus served Emergency Filtration Products, Inc., Las Vegas, NV (OTCBB: EMFP) as a Director, Interim Chief Executive Officer and Chairman of the Board of Directors. Mr. Lazrus presently also serves as President of American Medical Capital, a division of American Medical Enterprises, LLC located in Bethesda, Maryland, a financial services and investment banking company specializing in the healthcare industry, a position he has held since 1991. Mr. Lazrus was initially employed with the Federal Government and while at the Department of Health, Education and Welfare in 1964 he was involved with the development of the Medicare and Medicaid Programs and served as the Director of Policy Coordination for the two programs. Also while employed by the Federal Government, Mr. Lazrus served from 1965 to 1966 in the office of the Director of the National Institute of Health and was involved in planning activities in areas involving biomedical research. He later administered the Social Security Administration’s Disability Insurance Research Programs as Director of Program Analysis. Mr. Lazrus’s final Federal Government position encompassed the administration of the military health care system serving as the Deputy Assistant Secretary of Defense from 1974 to 1976. In this position he was the Federal Government’s senior career health official. Mr. Lazrus also served in the State of Maryland’s Governor’s office as Director of the Governor’s Study Group on Vocational Rehabilitation from 1966 to 1968 and later developed a comprehensive human services delivery system for the City of Washington, D.C. from 1968 to 1972. While in the private sector, Mr. Lazrus from 1976 to 1978 was Vice President of American Medical International Inc., a major NYSE hospital corporation, which owned and operated numerous hospitals around the world. The company is now known as Tenet Healthcare Corporation. As a developer Mr. Lazrus was responsible for the development of various Washington D.C. area office buildings, shopping centers, industrial warehouses and residential communities. Mr. Lazrus attended George Washington University where he received A.A., B.A. and M.B.A. degrees.

Patrick J. Gorman

Mr. Gorman is a Certified Public Accountant. He has been a Director since January 2003 and serves as Chairman of the Audit Committee. On February 26, 2005, the Board of Directors appointed him Co-Chairman of the Board. He is currently the Chief Executive Officer and

Chairman of the Board of Directors of Applied Nanoscience Inc., a nanotechnology company based in Hauppauge, New York. From 1991 to 2005 he worked in private practice, serving both publicly traded and privately held companies. Mr. Gorman served as Corporate Tax Manager for Axsys Technologies, Inc. in Deer Park, New York from 1987 to 1990 and Controller/Tax Manager for Computer Associates in Jericho, New York from 1983 to 1986. Prior to joining Computer Associates, he served as Tax Manager with Ernst & Young in Melville, New York and Tax Accountant for Arthur Andersen in New York City. Mr. Gorman holds a MS in Taxation from Long Island University and is a member of the NYSSCPA and the AICPA.

Edward Rolquin

Mr. Rolquin of Naples, Florida, a consultant and retired corporate executive, has been a Director since February 2003 and serves as a member of the Compensation Committee. He has enjoyed a distinguished 48-year career in management, sales and finance with international experience in the medical industry. From 1989 to 1995, he served as a consultant for the Chinese government on various import, export and technology transfer projects. From 1984 to 1992 Mr. Rolquin was the Founder and President of JR Micrographics in Huntington, NY that specialized in medical records management. He has served in a management and consultant capacity while working with major international companies such as Anaconda Copper Mining Company in Chile and El Salvador from 1952 to 1984, Mobil Oil from 1976 to 1984, Cerro Corp., (an international mining company in Peru) from 1962 to 1978, and Esso (Standard Oil) from 1957 to 1968. Mr. Rolquin was responsible for equipping five hospitals for Anaconda, a 100-bed hospital in Chile for Cerro Corp., a 50-bed dispensary for Mobil Oil, and a hospital for Esso.

Jay S. Bendis

Mr. Bendis of Akron, Ohio, has been a Director since February 2003 and serves as a member of the Audit Committee and is Chairman of the Compensation Committee. On April 15, 2004, the Board of Directors appointed him Co-Chairman of the Board. He has over 30 years experience in sales and marketing and is currently President of Transfer Technology Consultants, Akron, OH, where he specializes in transferring new product concepts through to commercialization working with established and start-up companies in both domestic and international markets. Mr. Bendis is also President and CEO of Clinical Analysis Corp. which has developed a portable, handheld chemistry analyzer for patient point of care testing. He was the Managing Partner of the Crystal Corridor Group, Hudson, OH, which works with Kent State University’s Liquid Crystal Institute in facilitating liquid crystal technology. From 1995 to 2000, Mr. Bendis was Vice President of Sales and Marketing and a Director of American Bio Medica Corp. a public company in Kinderhook, NY, which develops and markets on-site drug abuse diagnostic kits. From 1993 to 1999, he was the President and co-founder of Emerging Technology Systems, Akron, OH, which is a research and development company specializing in developing new concept medical devices. From 1990 to 1992, he was a co-founder and Vice President of Sales and Marketing and a Director for Scientific Imaging Instruments of Trumbull, CT. From 1985 to 1990, he served as National Sales Manager of the XANAR Laser Corp.,
Colorado Springs, CO, a division of Johnson & Johnson, where he directed its national sales force and developed its marketing strategy for integrating high power lasers into the hospital market. From 1979 to 1984, he was the Sales and Marketing Manager for the IVAC Corp., San Diego, CA, a division of Eli Lilly Corp. and has had sales and management experiences with XEROX and A.M. International. He has also served as a member of the Edison BioTechnology Center Advisory Council for the State of Ohio. Mr. Bendis presently serves as a director of Aduromed Corp. (GDVC) and also serves on the Boards of several private companies. He earned his B.A. in Marketing/Management from Kent State University.

AUDIT COMMITTEE

The Board of Directors elected Patrick J. Gorman Chairman of the Audit Committee in February 2003. In addition, the Board has determined that Mr. Gorman is an “audit committee financial expert,” as defined under SEC regulations, who is independent of management of the Company. Jay S. Bendis also serves as a member of the Audit Committee.

COMPENSATION COMMITTEE

The Board of Directors elected Jay S. Bendis Chairman of the Compensation Committee in May 2003. Sherman Lazrus and Edward Rolquin also serve as members of the Compensation Committee.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Board of Directors elected Sherman Lazrus Chairman of the Nominating and Corporate Governance Committee in October 2004. Jay S. Bendis, Patrick J. Gorman and Edward Rolquin also serve as members of the Nominating and Corporate Governance Committee. All the members of the Nominating and Corporate Governance Committee are independent directors.

COMPENSATION OF DIRECTORS

Each director who is not an employee of the Company receives a quarterly retainer of $3,000 and $800 per diem fees for days in which a Board meeting is attended or a non-employee board member is otherwise required to visit the Company or spend a significant amount of a day on Company matters. The Co-Chairmen receive a quarterly retainer of $5,000 each, which includes their services as Chairman of the Audit Committee and Compensation Committee, respectively. Non-employee directors are also reimbursed for travel expenses. In October 2004, the Compensation Committee made a proposal to raise the daily workshop fee from $600 to $800 per day, to raise the quarterly retainers of directors from $2,000 to $3,000, and to raise the Co-Chairman’s quarterly retainers from $2,000 to $5,000. They further agreed that any new directors appointed by the Board or elected by the shareholders shall receive 100,000 options, $3,000 quarterly retainer and $800 per day for workshop days. The Board voted in favor of the proposal. The increased director compensation became effective on October 1, 2004. In December 2003, the Board voted to increase the amount of options that non-employee directors are eligible to receive from 100,000 to 200,000 shares per year, vesting at 50,000 shares per quarter of service to the Company. The option structure will take effect on each non-employee director’s respective anniversary date. The option price will be at the Fair Market Value (FMV) on each respective director’s anniversary date.

BOARD MEETINGS AND COMMITTEES

The Board of Directors met five during the fiscal year ended June 30, 2006. All directors were present for all board and committee meetings during fiscal 2006. During fiscal 2000, the Board established an Audit Committee and a Compensation Committee. During fiscal 2004, the Board established a Nominating and Governance Committee.

The Audit Committee serves to monitor the financial controls and reporting of the Company. The Compensation Committee has the responsibility to review and make recommendations to the Board of Directors regarding executive compensation and stock option matters. The Nominating and Governance Committee has the responsibility to review the structure and composition of the Board of Directors and to consider the qualifications of and recommend all nominees for directors and to develop a set of corporate governance principles for the Company. There are no employees or employee directors who serve on either the Compensation, Audit or Nominating and Governance Committees.

CODE OF BUSINESS CONDUCT AND ETHICS

Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, on May 7, 2003 the Board of Directors adopted a Code of Business Conduct, which applies to all officers, employees and directors of the Company. The Board also adopted a Code of Ethics, which applies to its Principal Executive Officer (CEO) and Senior Financial Officers. The Code of Ethics was adopted on May 7, 2003 and filed as Exhibit 14.1 with our Form 10-KSB for the fiscal year ended June 30, 2003. If the Company makes any substantive amendment of, or grants any waiver to, the Code of Business Conduct and Ethics, the Company will disclose the nature of such amendment of waiver in a current report on form 8-K.

SHAREHOLDER COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

The Company maintains contact information by e-mail on its website under the heading “Contact IDSI”. By following the Contact IDSI link, a shareholder will be given access to the Company’s telephone number and mailing address as well as a link for providing e-mail correspondence to Investor Relations. Also provided are the e-mail addresses of the non-employee directors.

REQUIRED VOTE

For the election of directors, Proposal No. 1, the six nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Abstentions and broker non-votes are not counted for purposes of the election of a director.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE NAMED NOMINEES UNLESS INSTRUCTIONS ARE GIVEN TO THE CONTRARY.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information concerning each of our executive officers. The relevant information concerning our current directors is set forth in “Proposal 1 - Election of Directors” above.

Name*	Age	Position	Year Elected or Appointed
Tim Hansen	62	Chief Executive Officer and Director	2004

Allan L. Schwartz	64	Executive Vice-President, Chief	1994
		Financial Officer and Director

Deborah O’Brien	42	Senior Vice-President	2003

See information concerning Mr. Hansen and Mr. Schwartz under “Proposal 1 - Election of Directors” above.

Deborah O’Brien

Ms. Deborah O’Brien was appointed Senior Vice President on September 15, 2003. She currently is responsible for FDA regulatory matters, Clinical trials, Clinical Training, Marketing, Service, and Investor Relations. Since joining IDSI in 1995, she has held the positions of Director of Investor Relations, Vice President of Corporate Communications and most recently, since September 2001, Vice President of Business Development. Her responsibilities have included developing and executing a strategic corporate communications campaign, managing internal communications, outside public relations, marketing, and clinical applications. In addition, Ms. O’Brien was directly responsible for the development and establishment of consumer and industry awareness of our CTLM® System via a media outreach which targeted industry publications, national network television, radio, nationally-circulated publications and high traffic internet sites. As Vice President of Business Development, she was closely involved with various regulatory and marketing projects and played an integral role in the development and preparation of our PMA Application. She also supervised and managed the collection of clinical data for the PMA process. Prior to joining IDSI, she worked for seven years in the financial arena, managing investor accounts, and in the medical device industry, marketing medical equipment. Ms. O’Brien began her career in the mortgage loan industry as an account executive with Citibank.

EXECUTIVE COMPENSATION

The following table sets forth the compensation awarded to, earned by or paid to our Chief Executive Officer and other executive officers for services rendered to us during fiscal 2006, 2005 and 2004. No other person during these years, who served as one of our executive officers, had a total annual salary and bonus in excess of $100,000. Also, see “Stock Option Plan-Option Grants in Last Fiscal Year”.

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long-Term Compensation

Name & Principal			Other Annual	Restricted	Shares Underlying
Position	Fiscal Year	Salary	Compensation(5)	Stock Awards	Options Granted
Linda B. Grable (1)	2004	$347,594	$11,500
	2005	$280,000
	2006	$128,333

Timothy B. Hansen,	2005	$194,423		$38,000	3,000,000
CEO and Director(2)	2006	$210,000

Allan L. Schwartz,	2004	$184,219	$11,500		500,000
Exec. V.P., CFO and	2005	$199,784			500,000
Director (3)	2006	$185,000			100,000

Edward R. Horton	2004	$114,400	$5,750
COO(6)	2005	$123,675			175,000
	2006	$50,320

Deborah O’Brien	2004	$92,542	$11,500		302,000
Senior V. Pres. (4)	2005	$99,750
	2006	$112,169

(1)
Ms. Grable, our former CEO and Director, retired on April 15, 2004. Under her retirement agreement Ms. Grable was entitled to receive her $280,000 annual salary through December 15, 2005. Salary recorded for f/y 2004 includes $47,704 in accrued wages payable as of 6/30/02 to Linda B. Grable as heir to the estate of Richard J. Grable and $19,890 in accrued wages payable as of 6/30/02 to Linda B. Grable.

(2)	Mr. Hansen commenced employment on July 26, 2004. Restricted stock awards for f/y 2005 include $38,000 of non-cash compensation for sign-on bonus in restricted stock.
(3)
Salary recorded for Mr. Schwartz in f/y 2005 includes base salary of $185,000 plus $5,179 as additional wages while serving as Interim CEO and $9,605 vacation pay. Salary recorded for f/y 2004 includes base salary of $154,329 plus $19,890 in accrued wages payable as of 6/30/02 and $10,000 additional wages while serving as Interim CEO.

(4)
Ms. O’Brien was appointed Senior Vice President on September 15, 2003. Salary recorded for f/y 2005 includes base salary of $95,000 plus $4,750 vacation pay. Salary recorded for f/y 2006 includes base salary of $95,000 and $17,169 as additional pay for duties previously performed by our former COO, Mr. Horton.

(5)	Other Annual Compensation reflects non-cash compensation for holiday stock bonuses which was previously included in the total amount of salaries paid to executive officers in 2004.
(6)	Mr. Horton voluntarily resigned on October 31, 2005.

Employment Agreements

At a special meeting of the Board of Directors held on August 28, 2001 the Board, with Mrs. Grable abstaining, voted to grant a death benefit of one year’s salary ($286,225) to Richard Grable’s beneficiary in recognition of his services as a co-founder, CEO and inventor of the CTLM®. On April 15, 2004, we paid the balance due of this death benefit to Linda Grable, as beneficiary of Richard Grable.

On August 15, 2001, we entered into a three-year employment agreement with Edward Horton, our Chief Operating Officer at an annual salary of $110,000. The COO was also granted 500,000 incentive stock options at an exercise price of $.77 per share, the fair market value at the date of the grant, which vested ratably over the three-year period. Upon the expiration of his employment agreement on August 15, 2004, we entered into a one-year employment agreement with Mr. Horton at an annual salary of $125,000. He was also granted 175,000 non-statutory stock options at an exercise price of $.28, the fair market value at the date of the grant, which will vest at the end of the one-year period. Mr. Horton voluntarily resigned on October 31, 2005.

On December 1, 2001, we entered into a new three-year employment agreement with Linda Grable. Under this agreement, Ms. Grable received an annual base salary of $280,000. Ms. Grable received incentive options to purchase up to an aggregate of 2,250,000 shares of our common stock at an exercise price of $.60 per share. The incentive stock options were scheduled to vest at 750,000 shares per year starting December 1, 2002. In addition, she received a car allowance of $500 per month. On April 15, 2004, Ms. Grable retired as CEO and Chairman of the Board. As part of her Retirement Agreement, the Board of Directors agreed to pay out the remainder of her employment agreement and continue coverage of her health insurance through its expiration on December 15, 2005. The total amount due for the unexpired term of her agreement was $466,667 (based on her salary of $280,000 per year). Payments were made on our normal payroll schedule. The payments continued through December 15, 2005, at which time all obligations were satisfied.

On September 15, 2003, we entered into a three-year employment agreement with Deborah O’Brien, our Senior Vice-President at an annual salary of $95,000. The Senior Vice-President was also granted 302,000 incentive stock options at an exercise price of $1.13 per share, the fair market value at the date of the grant, which will vest ratably over the three-year period. On September 12, 2006, we entered into a one-year employment agreement with Ms. O’Brien at an annual salary of $125,000. The Senior Vice-President was also granted a $25,000 performance bonus opportunity and 250,000 non-statutory stock options at an exercise price of $.114 per share, the fair market value at the date of the grant, which will vest in one year.

On July 8, 2004, we entered into a three-year employment agreement with Timothy Hansen, our new Chief Executive Officer, commencing on July 26, 2004 at an annual salary of $210,000 and appointed him a Director of the Company. Mr. Hansen was granted 1,500,000 non-statutory stock options at an exercise price of $.38, the fair market value at the date of the grant, which will vest over the three-year period in accordance with the table below:

Date of Vesting	No. of Option Shares
July 8, 2005	500,000
January 8, 2006	250,000
July 8, 2006	250,000
January 8, 2007	250,000
July 8, 2007	250,000

Mr. Hansen also received 100,000 restricted shares of our common stock. He also receives a $500 car allowance per month and received pre-approved living expenses for a three-month period and moving expenses.

On February 23, 2005, Mr. Hansen was granted an additional 1,500,000 non-statutory stock options at an exercise price of $.32, the fair market value at the date of the grant, which will vest over the three-year period in accordance with the table below:

Date of Vesting	No. of Option Shares
February 23, 2006	500,000
August 23, 2006	250,000
February 23, 2007	250,000
August 23, 2007	250,000
February 23, 2008	250,000

On August 30, 2004 Allan L. Schwartz, our Executive Vice-President and Chief Financial Officer, entered into a one-year Employment Extension Agreement, which provided for an annual salary of $185,000 and options to purchase up to an aggregate of 500,000 shares of our common stock at an exercise price of $.30 per share, in accordance with our 2004 Non-Statutory Stock Option Plan. These options vested on August 30, 2005. On September 12, 2005, we entered into a one-year employment agreement effective August 30, 2005 with Mr. Schwartz, at an annual salary of $185,000. Mr. Schwartz was also granted 100,000 non-statutory stock options at an exercise price of $.20 per share, the fair market value at the date of the grant, which will vest on August 30, 2006. On September 12, 2006, we entered into a one-year employment agreement effective August 30, 2006 with Mr. Schwartz at an annual salary of $185,000. Mr. Schwartz was also granted 250,000 non-statutory stock options at an exercise price of $.114 per share, the fair market value at the date of the grant, which will vest on August 30, 2007.

The following table sets forth certain information with regard to the Options granted by the Company to executive management for the fiscal year ended June 30, 2006. Timothy Hansen, Allan L. Schwartz, Edward Horton (resigned) and Deborah O’Brien did not exercise any options during fiscal 2006.

Option Grants in Last Fiscal Year

No. of
	Securities	% of Total
	Underlying	Options Granted	Exercise of	Market Price
	Options	to Employees In	Base Price	On Date of	Expiration
Name	Granted	Fiscal Year	($/Share)	Grant	Date
Allan L. Schwartz	100,000	7.5%	$.20	$.20	9/12/2015

Stock Option Plans

Our 1995 Stock Option Plan was approved by our Board of Directors and adopted by the shareholders at the March 1995 annual meeting. The plan provided for the granting, exercising and issuing of incentive options pursuant to Internal Revenue Code, Section 422.

On August 30, 1999, we established an equity incentive plan. The shareholders had to approve this plan within one year. The maximum number of shares that could be granted under this plan was 15,000,000 shares of common stock and 5,000,000 shares of preferred stock. The series, rights and preferences of the preferred stock were to be determined by our Board of Directors. This plan also included any stock available for future stock rights under our 1995 Stock Option Plan. On January 3, 2000 the Board of Directors decided to replace this equity incentive plan and adopted our 2000 Non-Statutory Stock Option Plan so as to provide a critical long-term incentive for employees, non-employee directors, consultants, attorneys and advisors of the Company. On May 10, 2000 our shareholders approved the 2000 Non-Statutory Stock Option Plan, which was replaced with our 2002 Incentive and Non-Statutory Stock Option Plan approved by our shareholders on March 13, 2002. Our Board of Directors has direct responsibility for the administration of the plan.

On February 4, 2004, the Board of Directors adopted our 2004 Non-Statutory Stock Option Plan (the “2004 Plan”), which was adopted by the shareholders on March 24, 2004 at our annual meeting to provide a long-term incentive for employees, non-employee directors, consultants, attorneys and advisors of the Company and its subsidiaries. The maximum number of options that may be granted under the 2004 Plan shall be options to purchase 8,432,392 shares of Common Stock (5% of our issued and outstanding common stock as of February 4, 2004). Options may be granted under the 2004 Plan for up to 10 years after the date of the 2004 Plan. The 2004 Non-Statutory Stock Plan replaced the 2002 Incentive and Non-Statutory Stock Option Plan.

On August 24, 2005, the Board Of Directors resolved that the Company’s 1995, 2000, 2002 and 2004 Stock Option Plans and Stock Options Agreements that were entered into pursuant to these plans, be amended to increase the post-termination exercise period following the termination of the Optionee’s employment/directorship or in the event of change of control of the Company, to be three years from the date of termination or change of control, subject to those options that were vested as of the date of termination or change of control and subject to the original term of the option, which ever time is less.

PROPOSAL 2

INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Company's Articles of Incorporation currently authorize the issuance of 300,000,000 shares of common stock, and 2,000,000 shares of Preferred Stock, no par value. On August 28, 2006, the Board of Directors unanimously approved a proposal to amend our Articles of Incorporation to increase the number of authorized shares of common stock from 300,000,000 shares to 450,000,000 shares. As of September 21, 2006, 252,127,672 shares of common stock were outstanding and 16,817,335 shares of common stock were reserved for issuance upon the exercise of outstanding stock options. No shares of preferred stock have been issued to date.

The additional shares of common stock would have rights identical to the shares of common stock currently outstanding or reserved for issuance. Holders of the common stock of the Company are entitled to one vote for each share of common stock held and are entitled to receive such dividends as may be declared from time to time by the Board of Directors. In addition, upon a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to receive a pro rata portion of the net assets of the Company which remain, if any, after the payment of any debts, obligations and liquidation preferences. There are no preemptive rights associated with any of the Company's stock.

The Board of Directors believe that the availability of the proposed amount of additional authorized shares of common stock will provide the Company with the flexibility to issue common stock in connection with equity financing, stock options, possible future acquisitions, stock splits or other appropriate general corporate purposes. If the proposal is approved, the additional shares will be available for issuance without further authorization of the shareholders, unless such action is required by applicable law or the rules of the NASDAQ OTC Bulletin Board or any subsequent exchange on which the stock of the Company may be listed. At this time, the Company has no present plans, understandings or agreements for the issuance or use of the proposed additional shares of common stock, except for sales of the stock to Charlton Avenue LLC (“Charlton”) pursuant to our private equity agreement with Charlton. We expect to make those sales from time to time at a price equal to 93% of the then market price based on the formula set forth in the agreement.

The issuance of additional shares of common stock or the rights to acquire such shares would have the effect of diluting the Company's earnings per share and will dilute the voting power of current shareholders who do not acquire sufficient additional shares to maintain their percentage of share ownership. Additional shares of common stock could also be used by the Company to oppose a hostile takeover attempt; however, the Board of Directors presently knows of no such attempt to obtain control of the Company.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 300,000,000 SHARES TO 450,000,000 SHARES.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed Sherb & Co., LLP, with offices in New York and Florida, to be our independent auditors for the fiscal year ending June 30, 2007. Representatives of the firm are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

There will be presented at the Annual Meeting a proposal for the ratification of this selection, which the Board of Directors believes is advisable and in the best interests of the shareholders. If the selection of Sherb & Co., LLP is not ratified, the matter of selection of independent auditors will be considered by the Board of Directors.

The proposed fees from Sherb & Co., LLP are $49,000 for annual audit, quarterly reviews and internal control audit and $2,000 for tax services.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF SHERB & CO., LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2007.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

The Company anticipates that the next Annual Meeting will be held on or about October 31, 2007 and that the proxy materials for that Annual Meeting are expected to be mailed around September 26, 2007. If any shareholder wishes a proposal to be considered for inclusion in the next Proxy Statement, this material must be received by the Secretary no later than May __, 2007.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to take such action on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Allan L. Schwartz
Allan L. Schwartz, Secretary

APPENDIX A

IMAGING DIAGNOSTIC SYSTEMS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER XX, 2006

The undersigned hereby appoints Timothy B. Hansen and Allan L. Schwartz and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Imaging Diagnostic Systems, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Imaging Diagnostic Systems, Inc. to be held at the Company’s offices, located at 6531 NW 18th Court, Plantation, Florida, on November __, 2006 at 9:00 A.M., local time, and at any and all continuations and adjournments thereof, with all powers that the undersigned would possess if personally sent, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

(Continued, and to be signed on the other side)

Please mark your votes as this [X]

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED “FOR” THE NOMINEES NAMED HEREON, “FOR” THE PROPOSED AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO ICNREASE AUTHORIZED COMMON STOCK AND “FOR” THE RATIFICATION OF SHERB & CO., LLP AS INDEPENDENT AUDITORS. THE SHARES WILL BE VOTED AT THE DISCRETION OF THE PROXIES AND ATTORNEYS-IN-FACT ON THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

FOR
PROPOSAL 1: To elect six directors to hold office until the next Annual Meeting of Shareholders.

		FOR	WITHOLD
Nominees:	Timothy B. Hansen	[ ]	[ ]
	Allan L. Schwartz	[ ]	[ ]
	Sherman Lazrus	[ ]	[ ]
	Patrick J. Gorman	[ ]	[ ]
	Edward Rolquin	[ ]	[ ]
	Jay S. Bendis	[ ]	[ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES LISTED ABOVE.

FOR
PROPOSAL 2: To approve an amendment	FOR	AGAINST	ABSTAIN
to the Articles of Incorporation to increase
the number of authorized shares of common	[ ]	[ ]	[ ]
stock from 300,000,000 shares to 450,000,000
shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

FOR
PROPOSAL 3: To ratify selection of	FOR	AGAINST	ABSTAIN
Sherb & Co., LLP, as independent
auditors of the Company for its fiscal	[ ]	[ ]	[ ]
Year ending June 30, 2007.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT AUDITORS

I PLAN TO ATTEND THE MEETING [ ]
ADMISSION TO ANNUAL MEETING WILL BE BY TICKET ONLY TO SHAREHOLDERS OF RECORD ON RECORD DATE. ADMISSION TICKETS WILL BE MAILED TO THE ADDRESS ENTERED BELOW:

Name:______________________________________________________

Street Address:_______________________________________________

City:_______________________________State:____Zip:_____________

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each must sign. Executors, administrators, trustees, guardians and attorney-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature____________________________________ Date________________

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

If you are attending the Annual Meeting and wish to ask questions at the conclusion of the meeting, you may submit your questions in writing via e-mail to questions@imds.com on or before October 20, 2006.

EXHIBIT A

In accordance with shareholders’ approval of a proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock, no par value, from 300,000,000 to 450,000,000 duly executed by a majority of the votes cast by the shareholders of Imaging Diagnostic Systems, Inc. entitled to vote thereon, and ratification of such action by the Company’s Board of Directors, the Company’s Articles of Incorporation are hereby Amended as follows:

The name of the corporation is IMAGING DIAGNOSTIC SYSTEMS, INC.

ARTICLE III CAPITAL STOCK

The maximum number of shares of capital stock that this corporation is authorized to have outstanding at any one time is 452,000,000 (FOUR HUNDRED FIFTY-TWO MILLION) shares, no par value. The 452,000,000 shares of no par value capital stock of the Corporation shall be designated as follows:

•	450,000,000 common shares

•	2,000,000 Preferred Shares, the rights, and preferences of which are to be designated by the Company’s Board of Directors.

Except as amended above the remainder of the Company’s Articles of Incorporation shall remain unchanged, and are hereby ratified and confirmed.

The foregoing Amendment to the Articles of Incorporation was duly adopted on November___, 2006 by a majority vote of the holders of the Corporation's common stock, no par value, no Preferred Shares being outstanding, and approved by a sufficient number of votes pursuant to the Florida Statutes.

ATTESTED TO:	IMAGING DIAGNOSTIC SYSTEMS, INC.

By: _________________________________	Name:_____________________________

Title:______________________________

By: _________________________________	Name:_____________________________

Title:______________________________